Consent of Independent Registered Public Accounting Firm

The Board of Directors
Green Ballast, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Memphis, Tennessee
October 26, 2011